UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

FLEETWOOD ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-7699 (Commission File No.)	95-1948322 (IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

As previously reported, on March 10, 2009, Fleetwood Enterprises, Inc. (“Fleetwood”) and certain of its direct and indirect subsidiaries (collectively with Fleetwood, the “Debtors”) filed voluntary petitions for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Riverside Division (the “Bankruptcy Court”).  The Debtors chapter 11 cases are being jointly administered under Fleetwood’s caption and case number, In re: Fleetwood Enterprises, Inc. et al., Chapter 11 Case No. 09-14254-MJ.  The Debtors plan to continue to operate their businesses as “debtors-in-possession” under jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Certain of the Debtors, including Fleetwood as debtor and debtor in possession and as a guarantor and Fleetwood Holdings, Inc. (“Holdings”) and certain of Fleetwood’s and Holdings’ subsidiaries all as debtors and debtors in possession and as borrowers (as used herein, collectively the “DIP Debtors”) previously entered into a Fourth Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (as amended, supplemented, or otherwise modified, the “DIP Credit Agreement”) among the DIP Debtors, Bank of America, N.A., as administrative agent for the lenders party thereto (the “Agent”) and the lenders from time to time party thereto.  The DIP Credit Agreement, which had been approved on an interim basis by a Bankruptcy Court order entered on April 1, 2009 (the “Interim Order”), provided that it would terminate on April 30, 2009 if the Bankruptcy Court did not enter a final order approving the DIP Credit Agreement by such date.

On April 29, 2009, Fleetwood withdrew its motion for a Bankruptcy Court order authorizing post-petition secured financing.  As a result, the Bankruptcy Court did not enter a final order approving the DIP Credit Agreement by April 30, 2009 and the DIP Credit Agreement terminated on April 30, 2009.  On April 29, 2009, Fleetwood made an emergency motion authorizing use of cash collateral, which was continued to a hearing currently scheduled for May 13, 2009.  The Bankruptcy Court allowed Fleetwood to continue to use cash collateral up to May 13, 2009 pursuant to the terms pertaining to the use of cash collateral in the Interim Order.  On April 30, 2009, Fleetwood issued a press release regarding its use of cash collateral, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: May 6, 2009	BY:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, Corporate Development, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated April 30, 2009.